Exhibit 10.1

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

July 16, 2025

Yehong Ji

Address: [***]

Tel: [***]

Email: [***]

ID: [***]

Dear Mr. Yehong Ji,

Following our recent discussions, I am pleased to confirm my invitation to you to join the Board of Directors (the “Board”) of NWTN Inc. (the “Company”) as a Non-Executive Director. In addition to your acceptance and acknowledgment of this appointment letter, please complete and return the attached Directors’ and Officers’ Questionnaire (the “D&O Questionnaire”) in accordance with the accompanying instructions.

You agree to perform your responsibilities as a director in good faith and in accordance with applicable law, the organizational documents of the Company and other policies and procedures applicable to such services. The Company’s Board will appoint you as a Non-Executive Director effective as of August 12, 2025 (upon the approval of the Board/Shareholder Meeting) (the “Effective Date”).

Confidentiality

In your role as Non-Executive Director, you will have access to confidential information about the Company and its clients and you agree to apply the highest standards of confidentiality and, except in the proper performance of your services, not to use or disclose to any person confidential information during your appointment or thereafter. In addition, you agree to comply with those provisions of the Company’s Code of Ethics and other policies applicable to Non-Executive Directors.

Committees

In connection with your appointment, you and the Board have agreed that you will serve as a member of Aduti Committee and other committees of the Board as necessary and agreed by you and the Company.

Remuneration

In consideration of your services and in accordance with the Company’s compensation arrangements for Non-Executive Directors, you will be entitled to receive 200,000 shares of the Company’s common stock for every one year for serving on the Board (total of 600,000 for three years of continuous services on the Board), provided that the Company is legally permitted to make the filing of a F-1 or S-8 or shall execute relevant plan for the same as permitted by applicable legal and regulatory requirements and policies of the Company mutually agreed by you and the Company. In the event of Company failing to pay the agreed number of shares of the Company’s common stock ontime for whatever reasons, an equivalent cash payment will be made by the Company.

Expenses

The Company will reimburse you for reasonable and properly documented expenses incurred in performing your duties.

Term and Termination

Your term of service as a Non-Executive Director of the Company shall be valid or terminated in accordance with applicable laws or regulations, the relevant policies and procedures of the Company applicable to such services.

We look forward to your participation on the Board of NWTN.

Sincerely,

/s/ Alan Nan Wu (Signature)
Alan Nan Wu
Chairman, NWTN Inc.
Date: July 16, 2025

ACCEPTED AND ACKNOWLEDGED BY:

/s/ Yehong Ji (Signature)
Director
Date: July 16, 2025